Exhibit 23.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

Consent of Forrest A. Garb & Associates, Inc.

We consent to incorporation by reference in the Registration Statements (File No. 333-135853) on Form S-8, and the Registration Statement (File No. 333-113583) on Form S-3 of RAM Energy Resources, Inc. of the reference to our reports for RAM Energy Resources, Inc., which appears in the December 31, 2006 annual report on Form 10-K of RAM Energy Resources, Inc.

FORREST A. GARB & ASSOCIATES, INC.

By:	/S/ MARK A. MURRAY
Mark A. Murray
President

March 29, 2007